UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2017

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company †

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. †

Item 7.01.  Regulation FD Disclosure.

Promotion of Roger Gravley. On December 11, 2017, Liquidity Services, Inc. (the “Company”) appointed Mr. Roger Gravley as Chief Information Officer (“CIO”) for the Company. The new role expands Mr. Gravley’s position on the Company’s leadership team reporting to William P. Angrick, III, Chairman and CEO of the Company. Mr. Gravley will maintain his current responsibilities as President of GovDeals, the Company’s online marketplace for state and local government agencies.

As the Company’s top technology executive with a significant understanding of the Company’s customers and business operations, Mr. Gravley will partner with the Company’s leadership team to improve and optimize the Company’s technology platforms, operations, and services in support of customer satisfaction and long-term growth. Mr. Gravley will lead the implementation of our LiquidityOne e‑commerce platform, ERP system upgrade and new returns management and self-service offerings to solve client needs.

The information in this Current Report on Form 8-K under Item 7.01, including the press release furnished as Exhibit 99.1 hereto announcing Mr. Gravley’s appointment, shall not be deemed to be “filed” for purposes of  Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Changes Relating to Prior Promotion of James Rallo. In connection with his previously announced appointment as President of the Capital Assets Group and the Company’s annual equity incentive grant process, Mr. James M. Rallo will receive a grant of 155,700 stock options and 40,900 restricted stock units. 93,420 of the stock options and 24,540 of the restricted stock units will vest, if at all, based on the Company’s achievement of financial milestones. 62,280 of the stock options will vest over time with 15/48th of this option grant vesting on January 1, 2019 and, thereafter, 1/48th of the Option grant will vest each month for thirty-three months. 16,360 of the restricted stock units will vest over time with 25% of this restricted stock unit award vesting on January 1, 2019 and an additional 25% vesting on each of October 1, 2019, 2020 and 2021.

Mr. Rallo’s annual base salary is increased to $367,000, and his target bonus percentage remains at 80% of his base salary. Mr. Rallo will be eligible for an annual incentive bonus for fiscal year 2018. In addition, Mr. Rallo will continue to be eligible to receive additional long-term incentive compensation each year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

99.1	Press Release dated December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: December 14, 2017	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Vice President, General Counsel and Corporate Secretary

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